Exhibit 10.4 (b)

NTN BUZZTIME INC.
2014 INDUCEMENT PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

NTN Buzztime, Inc., a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of its Common Stock (the “Shares”) to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attached nonstatutory stock option agreement (the “Agreement”), in the NTN Buzztime, Inc. 2014 Inducement Plan (the “Plan”) and in the employment agreement dated August 21, 2014 between the Company and Optionee (the “Employment Agreement”).

Date of Option Grant: __________________

Name of Optionee: _________________________________________________

Number of Shares Covered by Option: ______________

Exercise Price per Share: $_____.___

Fair Market Value of a Share on Date of Option Grant: $_____.___

Expiration Date: _____________ [DO NOT EXCEED TEN YEARS FROM GRANT]

Vesting Calculation Date: _____________

Vesting Schedule:

Subject to all the terms of the Agreement and subject to Sections 2.4(e) and 4.2(d), as applicable, of the Employment Agreement (and subject to all the other terms of the Employment Agreement) [and subject to the achievement of the performance goals set forth on Exhibit A][1], your right to purchase Shares under this Option shall vest as to (a) 1/4 of the total number of Shares covered by this Option, as shown above, on the first anniversary of the Vesting Calculation Date, and (b) thereafter, at the rate of 1/48th of the total number of Shares covered by this Option, as shown above, per calendar month on the same day of each of the 36 months following the month of the first anniversary of the Vesting Calculation Date. The resulting aggregate number of vested Shares will be rounded to the nearest whole number. No Shares will vest after your Service has terminated for any reason.

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement, the Plan and Plan prospectus, copies of which are also enclosed.

Optionee: ________________________________

                                          (Signature)

Company: ________________________________

                                          (Signature)

Title: ______________________________

Attachment

_______________

[1] This bracketed clause will be included only in the performance-based option grant and Exhibit A to that grant will set out the performance goals.

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NTN BUZZTIME, INC.

2014 INDUCEMENT PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

The Employment Agreement, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Nonstatutory Stock Option

This Option is not intended to be an Incentive Stock Option and will be interpreted accordingly.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Vesting	This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet.

Term

This Option will expire in any event no later than the Expiration Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

If the Expiration Date specified in the attached cover sheet falls on a day on which the NYSE MKT (the “Exchange”) is open for trading, then any unexercised portion of this Option that is outstanding shall be forfeited without consideration as of 3:45 P.M. New York time on the Expiration Date.

However, if the Expiration Date specified in the attached cover sheet falls on any day on which the Exchange is not open for trading, then your ability to exercise this Option will terminate as of 3:45 P.M. New York time on the last day in which the Exchange is open for trading that occurs immediately prior to the Expiration Date.

Termination of Service - General	Except as set forth in Section 4.2(d) of the Employment Agreement (and subject to all the other terms of the Employment Agreement), if your Service terminates for any reason other than (i) being terminated by the Company for Cause or (ii) due to your death or Disability, then your Option will expire at the close of business at Company headquarters on the date that is ninety (90) days after your Termination Date. If your Service terminates under the circumstances described in Section 4.2(d) of the Employment Agreement, this Option will be treated in accordance with such Section 4.2(d), subject to all the other terms of the Employment Agreement.

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Termination of Service - Death or Disability	If your Service terminates because of your death or Disability, then your Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after your Termination Date. If your Service terminates because of your death, then your estate or heirs may exercise the vested portion of your Option during this twelve (12) month period.

Termination of Service – by the Company for Cause	If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

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•	Cash, your personal check, a cashier’s check or a money order.

•	Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

•	To the extent a public market for the Shares exists as determined by the Company, by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

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If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

Transfer of Option	Prior to your death, only you may exercise this Option. You cannot transfer, assign, alienate, pledge, attach, sell, or encumber this Option. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights

Neither this Option nor this Agreement gives you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of Optionee’s normal or expected compensation, and in no way represent any portion of Optionee’s salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option’s Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Shares issued upon exercise of this Option shall, if applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

Voluntary Participant	Optionee acknowledges that Optionee is voluntarily participating in the Plan.

No Rights to Future Awards	Optionee’s rights, if any, in respect of or in connection with this Option or any other Award are derived solely from the discretionary decision of the Company to permit Optionee to participate in the Plan and to benefit from a discretionary Award. By accepting this Option, Optionee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to Optionee or benefits in lieu of Options or any other Awards even if Options have been granted repeatedly in the past. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If Optionee exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with Optionee’s own personal tax, legal and financial advisors regarding Optionee’s participation in the Plan before taking any action related to the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above, and in the Plan and Plan prospectus.

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NTN BUZZTIME, INC.
NOTICE OF EXERCISE OF NONSTATUTORY STOCK OPTION BY OPTIONEE

NTN Buzztime, Inc.
2231 Rutherford Rd. Suite 200

Carlsbad, California 92008
Attention: Secretary

Re:	Exercise of Nonstatutory Stock Option to Purchase Shares of Company Stock

[PRINT NAME OF OPTIONEE]

Pursuant to the Nonstatutory Stock Option Agreement dated ___________________, ______ between NTN Buzztime, Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the 2014 Inducement Plan (the “Plan”), I hereby request to purchase _______ Shares (whole number only and must be not less than 100 Shares or the remaining number of vested Shares under this Option) of common stock of the Company (the “Shares”), at the exercise price of $__________ per Share. I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage
of Payment	Form of Payment As Provided In the Nonstatutory Stock Option Agreement

_______%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “NTN Buzztime, Inc.”)

_______%	Cashless Exercise as provided in the Nonstatutory Stock Option Agreement

_______%	Surrender of Vested Shares (Valued At Their Fair Market Value) Owned

100%	By Me For More Than Six (6) Months

Check one:	☐	The Shares certificate is to be issued and registered in my name only.

	☐	The Shares certificate is to be issued and registered in my name and my spouse’s name.

____________________________________________
[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan, Plan prospectus and in the Nonstatutory Stock Option Agreement.

Dated: __________________

(Optionee’s Signature)	(Spouse’s Signature)**
**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.